Exhibit 23

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included which are included in Note 17 of the Notes to Consolidated Financial Statements in the Quarterly Report on Form 10-Q of ArvinMeritor, Inc. (“ArvinMeritor”) for the Quarterly Period ended March 30, 2008, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose

S-8	333-141186	2007 Long-Term Incentive Plan

S-3	333-143615	Registration of convertible notes,

guarantees and common stock

S-3	333-134409	Registration of convertible notes,
guarantees and common stock

S-8	333-107913	ArvinMeritor, Inc. Savings Plan

S-8	333-123103	ArvinMeritor, Inc. Hourly Employees

Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	Arvin Industries, Inc. 1988 Stock Benefit
Plan

S-3	333-43116	Arvin Industries, Inc. 1998 Stock Benefit

Plan

S-3	333-43112	Arvin Industries, Inc. Employee Stock

Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock

Benefit Plan and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

By: /s/ Charles E. Bates

Charles E. Bates, Ph.D.
President and CEO

Date: April 28, 2008